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                                                                    EXHIBIT j(2)

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
AIM Equity Funds, Inc.:

We consent to the use of our reports on AIM Aggressive Growth Fund, AIM Blue Chip Fund, AIM Capital Development Fund, AIM Charter Fund, AIM Constellation Fund and AIM Weingarten Fund (portfolios of AIM Equity Funds, Inc.) dated December 4, 1998 included herein and the reference to our firm under the heading "Audit Reports" in the Statement of Additional Information.



                                         /s/ KPMG LLP
                                         KPMG LLP



Houston, Texas
July 14, 1999